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                                                             Exhibit 99(a)(1)(L)

                      INSTRUCTIONS FOR CONDITIONAL EXERCISE

(NOTE: BEFORE COMPLETING THE NOTICE OF CONDITIONAL EXERCISE, YOU SHOULD READ THE
  ACCOMPANYING MEMORANDUM TO ELIGIBLE OPTION HOLDERS, AS WELL AS THE OFFER TO
                  PURCHASE AND RELATED LETTER OF TRANSMITTAL.)

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     THE NOTICE OF CONDITIONAL EXERCISE MUST BE RECEIVED BY IMCLONE SYSTEMS
   INCORPORATED BEFORE 5:00 PM, NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 24,
       2001, UNLESS THE OFFER IS EXTENDED. YOU MUST SIGN AND COMPLETE THE ACCOMPANYING NOTICE OF CONDITIONAL EXERCISE FOR YOUR DIRECTION TO BE VALID.
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     SEND THE NOTICE OF CONDITIONAL EXERCISE TO:

     BY MAIL, OVERNIGHT COURIER OR BY HAND:      BY FACSIMILE TRANSMISSION:

     ImClone Systems Incorporated                ImClone Systems Incorporated
     Finance Department                          Finance Department
     22 Chubb Way                                Facsimile: (908) 704-8256
     Somerville, NJ 08876                        Attn: Conditional Exercise Team
     Attn: Conditional Exercise Team


     DELIVERY OF THE NOTICE OF CONDITIONAL EXERCISE TO A PERSON OTHER THAN THE COMPANY IN THE MANNER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DIRECTION.

     By signing the Notice of Conditional Exercise, you acknowledge receipt of the materials relating to the Offer to Purchase dated September 28, 2001 (the "Offer to Purchase") and the related Letter of Transmittal with respect to the offer by Bristol-Myers Squibb Biologics Company, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Bristol-Myers Squibb Company, a Delaware corporation ("Parent"), to purchase up to 14,392,003 shares of common stock, par value $0.001 per share (the "Shares"), of ImClone Systems Incorporated, a Delaware corporation (the "Company"), at a price of $70.00 per Share (the "Offer"). The number of Shares that Purchaser is offering to purchase includes Shares issuable upon the conditional exercise of exercisable options to purchase Shares having exercise prices of less than $70.00 per Share (the "Offer Price") held by present or former employees and directors of the Company (the "Option Shares"). The Offer is not being made for Option Shares if the exercise price of the option is $70.00 per Share or greater.

     1. You should complete the Notice of Conditional Exercise to conditionally exercise eligible options and to tender the Option Shares that you are entitled to receive upon such conditional exercise, pursuant to the terms and conditions set forth in the Offer to Purchase furnished to you. By signing the Notice of Conditional Exercise, you agree that if any Option Shares you validly tendered are accepted for payment in the Offer, you will receive a cash payment equal to
(a) the number of Option Shares that are accepted for purchase, multiplied by
(b) the difference
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between the Offer Price and the applicable option exercise price(s), less (c)
any taxes required to be withheld, and you further agree to be bound by the terms and conditions set forth herein and in the Offer to Purchase.

     2. By signing the Notice of Conditional Exercise, you acknowledge that the Company is permitting you to conditionally exercise your options for the purpose of allowing you to tender Option Shares in the Offer. Further, by signing the Notice of Conditional Exercise, you acknowledge that if, and to the extent, Purchaser purchases less than all of your Option Shares (due to proration or otherwise), your remaining options will not be considered to have been exercised and will remain outstanding options. In addition, you acknowledge that the order of the options to be conditionally exercised will be as designated by you in the Notice of Conditional Exercise. Finally, you acknowledge that if Option Shares are accepted for payment and paid for by the Purchaser pursuant to the Offer, the options in respect of such Options Shares will have been irrevocably exercised.

     3. Option Shares tendered pursuant to the Offer to Purchase may be withdrawn at any time prior to 5:00 PM, New York City time, on October 24, 2001. After that time, Option Shares may be withdrawn if they have not been accepted for payment and paid for by Purchaser as provided in the Offer to Purchase at any time after November 27, 2001. In order to withdraw Option Shares, an option holder must submit a written or facsimile transmission notice of withdrawal so that it is timely received by the Company at the address indicated above before 5:00 PM, New York City time, on October 24, 2001. Any such notice of withdrawal must specify the name and social security number of the option holder who tendered the Option Shares to be withdrawn and the number of Option Shares to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. Neither the Company nor any other person shall be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Option Shares properly withdrawn will thereafter be deemed not tendered for purposes of the Offer. However, withdrawn Option Shares may be retendered by the Expiration Date by again following the procedures for properly tendering Option Shares.

         The Notice of Conditional Exercise must be received by the Company before 5:00 PM, New York City time, on Wednesday, October 24, 2001. You must sign and complete the Notice of Conditional Exercise form for your direction to be valid.

  GENERAL TERMS AND CONDITIONS OF THE OFFER APPLICABLE TO OPTION SHARE TENDERS:

NOTE: BY SIGNING THE NOTICE OF CONDITIONAL EXERCISE, YOU ALSO AGREE TO THE FOLLOWING TERMS AND CONDITIONS.

     1. You will, upon request, execute and deliver any additional documents deemed by the Company or the Depositary to be necessary or desirable to complete the sale, assignment and transfer of the Option Shares tendered hereby and have read, understand and agree with all of the terms of the Offer to Purchase.

     2. Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Option Shares to it or its order pursuant to the Offer to Purchase. You understand that (a) the purchase price for Option Shares (less the applicable option exercise price(s) and less any taxes required to be withheld) will be paid to you (you cannot elect to have the purchase price paid to another person); (b) you will be responsible for paying federal and state income taxes arising from the sale of the Option Shares in the Offer (a portion of which may be withheld as described in Instruction 3 below).

     3. Under the U.S. federal income tax laws, the Company may be required to withhold income and employment taxes from the amount of any payments made to option holders pursuant to the Offer. See Section 5 of the Offer to Purchase.


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     4. The Company reserves the absolute right to reject any or all conditional exercises of options it determines not to be in proper form or which may be unlawful. The Company's interpretation of these Instructions for Tender of Options will be final and binding on all parties. No conditional exercises of options or tenders of Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Neither the Company nor any other person shall be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

     5. Questions and requests for assistance or additional copies of the Offer to Purchase and these Instructions for Conditional Exercise should be directed to either the Company's Finance Department in New Jersey or the Company's Legal Department in New York. You may also call Catherine Vaczy, Vice President, Legal and Associate General Counsel of the Company at (646) 638-5032 or Kurt Elster, Controller of the Company at (908) 541-8111.


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